Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215345) of Enterprise Financial Services Corp of our report dated June 24, 2020, relating to the financial statements and supplemental schedule of the EFSC Incentive Savings Plan, which appear in the December 31, 2019 annual report on Form 11-K of the EFSC Incentive Savings Plan.

/s/ Brown Smith Wallace, LLP
June 24, 2020
St. Louis, Missouri